LEASE EXTENSION AGREEMENT

STANDARD LEASE ADDENDUM

This Lease Extension Agreement (“Extension”) is made and entered into on January 26, 2026, by and between:

Lessor (“Landlord”): PNN Holdings, LP

Lessee (“Tenant”): Beam Global

Property Address: 5660 Eastgate Drive, San Diego, CA 92121

WHEREAS the parties entered into a lease agreement dated February 7, 2020 (the “Original Lease”) for the above-referenced property; and extended the lease until February 28, 2026; and WHEREAS the parties wish to extend the term of the Lease under the terms set forth herein;

NOW THEREFORE, the parties agree as follows:

1.	Extension Term: The term of the Original Lease and first extension is hereby extended for seven (7) months, commencing on March 1, 2026, and expiring on September 30, 2026.

2.

Landlord’s Right to Terminate: The Landlord reserves the right to terminate the Lease Extension at any time by providing the Tenant with ninety (90) days’ written notice to vacate. Tenant shall vacate the premises by the end of the notice period in accordance with the provision.

3.

Rent and NNN: During this extension term, base rent shall be Sixty-Two Thousand Four Hundred Dollars ($62,400) plus NNN of Nine Thousand Eighty Dollars ($9,080) for a total of Seventy-One Thousand Four Hundred Eighty Dollars ($71,480) per month.

4.

Original Lease in Effect: Except as specifically modified by this Extension, all terms, conditions, and obligations set forth in the Original Lease shall remain in full force and effect and are hereby incorporated by reference.

The parties have executed this Lease Extension Agreement as of the date first written above:

By Lessor: PNN Holdings, LP

/s/ Pete Aardema

By Lessee: Beam Global, Inc.

/s/ Lisa A. Potok